EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Cunningham Graphics International, Inc. for the registration of 2,415,000 shares of its common stock and to the inclusion therein of our report dated 11 February 1998 with respect to the consolidated financial statements of Roda Limited and the financial statements of Roda Print Concepts Limited (Predecessor).

                                            /s/ ERNST & YOUNG
                                            Chartered Accountants



London, England
16 April 1998